EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-43267), the Registration Statement (Form S-3 No. 33-94782), the Registration Statement (Form S-3 No. 333-14139), the Registration Statement (Form S-3 No. 333-22211), the Registration Statement (Form S-3 No. 33-94036), the Registration Statement (Form S-8 No. 333-44149) and in the related Prospectus of Liberty Property Trust and Liberty Property Limited Partnership of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




Philadelphia, Pennsylvania                       /s/ ERNST & YOUNG LLP
February 24, 1999                                ERNST & YOUNG LLP